Exhibit 99.1
CVR Partners Quarterly Net Income Tops $38 Million
Management Reaffirms IPO Distributions Guidance
Of $1.92 per Common Unit through March 31, 2012
SUGAR LAND, Texas (Aug. 3, 2011) — CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced second quarter 2011 net income of $38.2 million on net sales of $80.7 million, compared to $19.9 million net income on net sales of $56.3 million for the second quarter a year earlier.
Adjusted EBITDA for the second quarter 2011 was $45.0 million compared to $20.6 million adjusted EBITDA in the second quarter 2010.
For the six-month period, net income was $54.9 million on net sales of $138.1 million compared to $26.0 million of net income on net sales of $94.6 million for the comparable period a year earlier. Adjusted EBITDA for the six month period in 2011 was $70.9 million compared to adjusted EBITDA of $29.3 million for the first six months a year earlier.
Net income for the abbreviated time frame between closing of the CVR Partners initial public offering (IPO) on April 13, 2011, to the end of the second quarter 2011 was $30.8 million, or 42 cents per common unit. On July 26, 2011, CVR Partners announced its first-ever distribution based on available cash for the abbreviated quarter of 40.7 cents per common unit to unitholders of record on Aug. 5, 2011, payable on Aug. 12, 2011.
CVR Partners said that the company is well positioned to meet the distributions guidance in its IPO prospectus of $1.92 per common unit for the four quarters ending March 31, 2012.
“Despite being a publicly traded company for only part of the second quarter, these earnings and rising prices for ammonia and urea ammonium nitrate (UAN) let us reaffirm our distributions guidance,” said Byron Kelley, president and chief executive officer. “In fact, had the first 12 days of the second quarter counted toward common unit results, net income would have been 52 cents per common unit.

“We are very pleased with these results,” he added. “For the second quarter, and indeed the entire first half of the year, CVR Partners realized high reliability at its manufacturing operations. This is a testament to the skill of our employees, which let us take advantage of much improved product prices year over year.”
For the second quarter 2011, average realized plant gate prices for ammonia and UAN were $574 per ton and $300 per ton respectively, compared to $312 per ton and $205 per ton respectively for the equivalent period in 2010.
CVR Partners produced 102,300 tons of ammonia during the second quarter of 2011, of which 28,200 net tons were available for sale while the rest was upgraded to 179,400 tons of more highly valued UAN. In the 2010 second quarter, the plant produced 105,200 tons of ammonia with 38,700 net tons available for sale with the remainder upgraded to 162,900 tons of UAN.
Ammonia production was down slightly in 2011 due to the sale of $6.1 million of hydrogen under an existing feedstock and shared services agreement with the refinery located adjacent to the nitrogen fertilizer plant and operated by Coffeyville Resources Refining & Marketing (CRRM). The price realized for hydrogen sold to CRRM and included in CVR Partners net sales was based on a ratio that approximates the value of the hydrogen to CVR Partners had it been converted to ammonia.
On-stream factors during the second period were 99.3 percent for the gasifiers, 98.5 percent for the ammonia synthesis loop, and 97.6 percent for the UAN conversion facility.
On April 13, 2011, CVR Partners closed its initial public offering and sold an aggregate 22.1 million common units, or 30.2 percent of the limited partnership interests, to the public at $16 per common unit.
# # #
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Prospectus dated April 7, 2011, and filed with the SEC on April 11, 2011, and other filings with the SEC. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Partnership undertakes no duty to update its forward-looking statements.
About CVR Partners, LP
Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kan., CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen.
For further information, please contact:

Investor Relations: Jay Finks CVR Partners, LP 281-207-3588 InvestorRelations@CVRPartners.com	Media Relations: Steve Eames CVR Partners, LP 281-207-3550 MediaRelations@CVRPartners.com

CVR Partners, LP
The following tables summarize the financial data and key operating statistics for CVR Partners, LP (the “Partnership”) for the three and six months ended June 30, 2011 and 2010. Select balance sheet data is as of June 30, 2011 and December 31, 2010.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in millions)
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$80.7	$56.3	$138.1	$94.6
Cost of product sold — Affiliates*	2.9	1.1	4.3	2.1
Cost of product sold — Third parties*	6.8	10.8	12.9	14.8
Direct operating expenses — Affiliates*	0.2	0.5	0.8	1.0
Direct operating expenses — Third parties*	22.1	20.8	44.5	42.5
Insurance recovery — business interruption	—	—	(2.9)	—
Selling, general and administrative expenses — Affiliates*	3.3	1.5	9.7	4.4
Selling, general and administrative expenses — Third parties*	1.4	0.4	3.4	1.0
Depreciation and amortization	4.7	4.7	9.3	9.3

Operating income	$39.3	$16.5	$56.1	$19.5
Interest expense and other financing costs	(1.2)	—	(1.2)	—
Interest income	—	3.5	—	6.6
Other income (expense), net	0.1	(0.1)	—	(0.1)

Income before income tax expense	$38.2	$19.9	$54.9	$26.0
Income tax expense	—	—	—	—

Net income	$38.2	$19.9	$54.9	$26.0

* Amounts shown are exclusive of depreciation and amortization.

Net income subsequent to initial public offering
(April 13, 2011 through June 30, 2011) **	$30.8		$30.8
Net income per common unit — basic **	$0.42		$0.42
Net income per common unit — diluted **	$0.42		$0.42
Weighted average, number of common units outstanding (in thousands):
Basic	73,001		73,001
Diluted	73,044		73,044

**	Reflective of net income per common unit since closing the Partnership’s initial public offering (“Offering”) on April 13, 2011. The Partnership has omitted net income per unit for the periods in 2010 because the Partnership operated under a different capital structure prior to the closing of the Offering and, as a result, the per unit data would not be meaningful to investors. Based upon the full quarter’s net income, net income per common unit would have been $0.52 per common unit.

	As of June 30,	As of December 31,
	2011	2010
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$229.8	$42.7
Working capital	231.6	27.1
Total assets	640.7	452.2
Total debt	125.0	—
Partners’ capital	484.2	402.2

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(in millions)
		(unaudited)
Other Financial Data:
Cash flows provided by (used in) operating activities	$18.0	$(3.6)	$50.2	$29.6
Cash flows used in investing activities	(4.0)	(0.8)	(5.8)	(1.9)
Cash flows provided by (used in) financing activities	144.4	4.4	142.6	(29.5)

Net cash flow	$158.4	$—	$187.0	$(1.8)

Capital expenditures	$4.0	$0.8	$6.0	$2.0

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(in millions)
		(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income to Adjusted Net Income and to Adjusted EBITDA:

Net Income	$38.2	$19.9	$54.9	$26.0
Adjustments:
Share-based compensation (1)	0.9	(0.5)	5.5	0.6

Adjusted net income (2)	$39.1	$19.4	$60.4	26.6
Major scheduled turnaround expense	—	—	—	—
Depreciation and amortization	4.7	4.7	9.3	9.3
Interest (income) expense	1.2	(3.5)	1.2	(6.6)

Adjusted EBITDA (3)	$45.0	$20.6	$70.9	$29.3

	Three Month Ended
	June 30, 2011
	(in millions)
	(unaudited)
Cash flows from operations (4)	$18.0

Adjustments
Less: Deferred revenue balance at June 30, 2011	(3.0)
Plus: Deferred revenue balance at March 31, 2011	26.7
Less: Maintenance capital expenditures, April 1 thru June 30, 2011	(3.0)

Available cash flow for full quarter	$38.7	$0.530

Less: Cash Flows from Operations April 1 through April 12, 2011	(3.9)
Less: Change in deferred revenue balance from March 31, 2011 to April 12, 2011	(5.1)

Available cash flow for distribution after IPO (April 13 - June 30)	$29.7	$0.407

Common units outstanding	73,003

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)
Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (5)	102.3	105.2	207.6	210.3
Ammonia (net available for sale) (5)	28.2	38.7	63.4	76.9
UAN	179.4	162.9	350.0	326.7

Petroleum coke consumed (thousand tons)	135.8	115.5	259.9	233.1
Petroleum coke (cost per ton)	$30	$17	$23	$15

Sales (thousand tons):
Ammonia	33.6	50.6	60.9	81.8
UAN	166.1	172.2	345.4	327.9

Total sales	199.7	222.8	406.3	409.7

Product pricing (plant gate) (dollars per ton) (6):
Ammonia	$574	$312	$570	$300
UAN	$300	$205	$252	$187

On-stream factors (7):
Gasification	99.3%	92.2%	99.6%	94.0%
Ammonia	98.5%	90.4%	97.6%	92.3%
UAN	97.6%	89.1%	95.4%	89.8%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$5.4	$5.2	$10.2	$8.8
Hydrogen revenue	6.1	—	6.1	—
Sales net plant gate	69.2	51.1	121.8	85.8

Total net sales	$80.7	$56.3	$138.1	$94.6

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.38	$4.35	$4.29	$4.67
Ammonia — Southern Plains (dollars per ton)	$604	$359	$605	$345
UAN — Mid Cornbelt (dollars per ton)	$366	$249	$358	$246

(1)	CVR Partners has been allocated non-cash share-based compensation expense from CVR Energy, Inc., its affiliates and former affiliates (collectively “CVR Energy”). CVR Energy accounts for share-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation (“ASC 718”) as well as guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. In accordance with ASC 718, CVR Energy applies a fair-value based measurement method in accounting for share-based compensation. The Partnership recognizes the costs of the share-based compensation incurred by CVR Energy on its behalf, primarily in selling, general and administrative expenses (exclusive of depreciation and amortization), and a corresponding increase or decrease to Partners’ Capital, as the costs are incurred on its behalf, following the guidance issued by the FASB regarding the accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, which require remeasurement at each reporting period through the performance commitment period, or in the Partnership’s case, through the vesting period. Costs are allocated by CVR Energy based upon the percentage of time a CVR Energy employee provides services to CVR Partners. In accordance with a services agreement between the entities, CVR

Partners will not be responsible for the payment of cash related to any share-based compensation allocated to it by CVR Energy.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in millions)
	(unaudited)
Share-based compensation recorded in direct operating expenses:	$—	$(0.1)	$0.4	$0.1
Share-based compensation recorded in selling, general and administrative expenses:	0.9	(0.4)	5.1	0.5

Total share-based compensation	$0.9	$(0.5)	$5.5	$0.6

(2)	Adjusted net income results from adjusting net income for items that the Partnership believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three and six months ended June 30, 2011 and 2010, net income was adjusted for the impact of share-based compensation. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(3)	Adjusted EBITDA is defined as net income before income tax expense, net interest (income) expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results. For the three and six months ended June 30, 2011 and 2010, EBITDA was adjusted for the impact of share-based compensation. Adjusted EBITDA is not a recognized term under GAAP and should not be substituted for net income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Management believes it is appropriate to exclude certain items from EBITDA, such as share-based compensation and major scheduled turnaround expenses because management believes these items affect the comparability of operating results.

(4)	CVR Partners has announced a cash distribution of 40.7 cents per common unit for the second quarter of 2011. This distribution is based on our available cash flow and has been prorated for the portion of the quarter falling after the closing of CVR Partners’ initial public offering on April 13, 2011. We expect that “available cash” for each quarter will generally be equal to our cash flow from operations for the quarter, less cash needed for maintenance capital expenditures, debt service and other contractual obligations, and reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate. Additionally, the Partnership retained the cash on hand associated with prepaid sales at the close of the Offering for future distributions to common unitholders based upon the recognition into income of the prepaid sales.

Available cash is a significant performance metric used by senior management to compare cash flows generated by the Partnership (excluding maintenance capital expenditures, debt service and other contractual obligations, and reserves for future operating or capital needs as deemed appropriate by the board of directors) to the cash distributions expected to be paid to unitholders. Actual distributions are set by the board of directors of our general partner.

Available cash is not a calculation based on GAAP. Amounts derived in the calculation are derived from amounts separately presented in our consolidated financial statements; with the exception of maintenance capital spend. The measure most directly comparable to available cash is operating cash flow for which we have reconciled to in this release. Available cash should not be considered in isolation or as an alternative to net income or operating income. It is presented here to support the quarterly distribution, it is also a useful metric that management can use for analysis and quickly calculate planned cash distributions. CVR Partners’ available cash may not be comparable to similarly titled measures of other entities.

(5)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(6)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(7)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period. Excluding the impact of the Linde air separation unit outage, the on-stream factors would have been 97.8% for gasifier, 96.8% for ammonia and 95.3% for UAN for the three months ended June 30, 2010. There were no adjusting events to the on-stream factors for the three and six months ended June 30, 2011.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Partnership also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.